UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report October 27, 2004

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On October 27, 2004, the Boards of Directors of Energen Corporation and Alabama Gas Corporation adopted the following Non-Employee Director Fee Schedule:

Board of Director Fee Schedule for Non-Employee Directors

Effective as of January 1, 2004

Retainer $2,000 per month (1)

Retainer Supplement Committee Chair $ 250 per month (1)

Retainer Supplement Audit Committee $ 250 per month (1)*

Board Meeting Attendance Fee $1,500 per meeting attended (2)

Committee Meeting Attendance Fee $1,500 per meeting attended (3)

Annual Share Grant 600 shares per year (4)

  The retainer is for membership on the Energen Corporate Board and Committees. No retainer is paid for membership on a subsidiary board or subsidiary committee.

  When multiple Boards meet in a combined session, only one attendance fee is paid.

  When multiple Committees meet in a combined session, only one attendance fee is paid.

  Payable following each fiscal year end pursuant to the Energen Corporation

1992 Directors Stock Plan.

* Audit Committee Chair receives a total supplement of $500 per month

($250 Committee supplement plus $250 Chair supplement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

November 30, 2004	By /s/ G. C. Ketcham

G. C. Ketcham Executive Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation